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                                                                    EXHIBIT (99)


                Certification Pursuant to 18 U.S.C. Section 1350


         Solely for the purpose of complying with 18 U.S.C. Section 1350, I, the undersigned trustees of the Badger Meter Employee Savings and Stock Ownership Plan (the "Plan"), hereby certify, based on our knowledge, that the Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 15 (d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the net assets available for benefits of the Plan.



Date:  June 19, 2003                     By /s/ Richard A. Meeusen
                                            -------------------------------
                                            Richard A. Meeusen
                                            Trustee



                                         By /s/ Ronald H. Dix
                                            -------------------------------
                                            Ronald H. Dix
                                            Trustee



A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.



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